Exhibit 21.1
SUBSIDIARIES OF HUNTINGTON BANCSHARES INCORPORATED
The direct and indirect subsidiaries of Huntington Bancshares Incorporated at December 31, 2007, are listed below. The state or jurisdiction of incorporation or organization of each subsidiary (unless otherwise noted) is Ohio.
41 South High Ltd.**
7575 Corporation
Archer-Meek-Weiler Agency, Inc. (Ohio)
BFOH Capital Trust I (Delaware)
Creditron Canada, Inc. (Ontario, Canada)
Creditron Corporation (Illinois)
Creditron, Inc. (Ohio)
CybrCollect, Inc. (Wisconsin)
First Sunset Development, Inc.
Forty-One Corporation
Fourteen Corporation
Haberer Registered Investment Advisor, Inc.
Hatco, LLC (Delaware)
HBI Payments Holdings, Inc.
HBI Payments, Ltd.
HBI Title Services, Inc.
HMC Reinsurance Company (Vermont)
HNB 2000-B (NQ) LLC (Delaware)
HNB 2000-B (Q) LLC (Delaware)
HNB I LLC (Delaware)
HPAL Holdings, LLC (Nevada)
HPAL, LLC (Nevada)
HPC Holdings-II, Inc. (Indiana)
HPCDS, Inc. (Nevada)
HPCKAL, LLC (Nevada)
HPCLI, Inc.
Huntington Asset Advisors, Inc.
Huntington Auto Trust 2000-B (Delaware)***
Huntington Auto Trust 2006 (Delaware)
Huntington Bancshares Financial Corporation
Huntington Bancshares Florida, Inc.
Huntington Capital Financing Holdings I, Inc. (Nevada)
Huntington Capital Financing Holdings II, Inc. (Nevada)
Huntington Capital Financing Holdings III, Inc. (Nevada)
Huntington Capital Financing, LLC (Nevada)
Huntington Capital I (Delaware)
Huntington Capital II (Delaware)
Huntington Capital III (Delaware)
Huntington Capital IV (Delaware)
Huntington Capital V (Delaware)
Huntington Capital VI (Delaware)
Huntington Captive Insurance Company (Arizona)
Huntington Equipment Finance, Inc. (Delaware)
Huntington Finance LLC (Ohio)
Huntington Kentucky, LLC (Kentucky)
Huntington Life Insurance Agency, Inc.
Huntington LT (Delaware)
Huntington Merchant Services, L.L.C. (Delaware) **
Huntington Mezzanine Opportunities Inc.

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Huntington Mortgage Capital Holdings, Inc.
Huntington Mortgage Capital, LLC **
Huntington Municipal Fund I, Inc.
Huntington Municipal Fund II, Inc.
Huntington Municipal Securities, Inc. (Nevada) *
Huntington Preferred Capital Holdings, Inc. (Indiana) *
Huntington Preferred Capital II, Inc.
Huntington Preferred Capital, Inc.
Huntington Property and Casualty Insurance Agency, Inc.
Huntington Residential Mortgage Securities, Inc.
Huntington Trade Services, Asia, Limited (Hong Kong) *
Huntington Trade Services, Inc.
Huntington Wealth Planning Advisors, Inc.
Huntington West II, Inc. (Nevada)
Huntington West, Inc. (Delaware)
Inner City Partnerships, LLC **
LeaseNet Group, LLC
Lodestone Realty Management, Inc.
Metropolitan Savings Service Corporation (Ohio)
Mezzanine Opportunities LLC **
Minette LP (Cayman Islands)
Namara SA (Luxembourg)
Netvantage, Inc. (Maryland)
Planeton LP (Cayman Islands)
Prospect Trust I (Delaware)
Purepay Electronic Collections Company, LLC (Ohio)
Rate Risk Management Advisors, LLC
SFA Holding, Inc.
Sky Access, Inc. (Ohio)
Sky Brokerage LLC (Ohio)
Sky Capital LLC (Delaware)
Sky Financial Capital Trust I
Sky Financial Capital Trust II
Sky Financial Capital Trust III
Sky Financial Capital Trust IV
Sky Insurance, Inc.
Sky Settlement Services, LLC
STB Auto Exchange, LLC
Stonehenge Mezzanine Partners, LLC
The Derlam Company
The Huntington Capital Investment Company
The Huntington Community Development Corporation
The Huntington Investment Company
The Huntington Leasing Company
The Huntington National Bank (United States)
The Huntington National Life Insurance Company (Arizona) **
The Huntington Real Estate Investment Company
Thirty-Seven Corporation
Unified Financial Securities, Inc. (Indiana)
Unified Fund Services, Inc. (Indiana)
Unizan Capital, LLC (Delaware)
WMC Acquisition LLC (Indiana)
WS Realty, Inc.

*	— Owned jointly between The Huntington National Bank and Huntington Bancshares Incorporated.

**	— Less than 100% owned.

***	— Owned by HNB 2000-B (Q) LLC and HNB 2000-B (NQ) LLC in proportion to assets sold.

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